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Exhibit 99.5

For U.S. residents

FORM OF ACCEPTANCE
and
DEED OF TRANSFER OF ABN AMRO REGISTERED ORDINARY SHARES

PLEASE NOTE THE FOLLOWING

Before deciding what course of action to take:

U.S. resident holders of registered ordinary shares in the share capital of ABN AMRO Holding N.V., a limited liability company incorporated under the laws of the Netherlands, with its corporate seat in Amsterdam, the Netherlands ("ABN AMRO" and "ABN AMRO Registered Ordinary Shares") should carefully review the registration statement filed under the United States Securities Act of 1933, as amended, including a United States prospectus dated 23 July 2007 contained therein and all documents incorporated by reference (the "Registration Statement") as well as the Tender Offer Statement on Schedule TO, and any amendments thereto in connection with the offer being made by RFS Holdings B.V., a private company with limited liability incorporated under the laws of the Netherlands, with its corporate seat in Amsterdam, the Netherlands ("RFS Holdings") on the terms and conditions set out in the Registration Statement (the "U.S. Offer").

If you have any questions in relation to the action to be taken, if the ABN AMRO Registered Ordinary Shares in your ownership are not free and clear of third party rights (for example rights of pledge or usufruct), if you are not allowed to dispose of your ABN AMRO Registered Ordinary Shares (for example your property is under administration), or if you have any additional questions in relation to the acceptance of the U.S. Offer please contact the Dutch Exchange Agent Fortis Bank (Nederland) N.V. by telephone on +31 20 527 2433 or +31 20 527 1675 or by email at: fbgc.verwisselkantoor@nl.fortis.com.

PLEASE REVIEW AND COMPLETE (IF NECESSARY) THE FOLLOWING INFORMATION:

Full name and address of the holder of ABN AMRO Registered Ordinary Shares (hereinafter: the "Shareholder"):

Name:

Address:

Town/City:

Postal/ZIP Code:

Country:

Telephone number:

E-mail address:

I hereby tender the following number of ABN AMRO Registered Ordinary Shares from my current ownership (the "Tendered Shares"):

Number of ABN AMRO Registered Ordinary Shares:

Numbered:	up to and including

DECLARATION:

1.
The Shareholder hereby tenders and delivers the Tendered Shares to RFS Holdings and RFS Holdings hereby accepts the Tendered Shares from the Shareholder in exchange for:

(i)
EUR 35.60 in cash, without interest (the "Cash"); and

(ii)
0.296 new ordinary shares of 25 pence each in the share capital of The Royal Bank of Scotland Group plc, a company incorporated under the laws of Scotland, with its registered office in Edinburgh, the United Kingdom (the "New RBS Ordinary Shares"),

      per Tendered Share (the Cash and the New RBS Ordinary Shares jointly, the "Consideration"), on the terms set out below and as included in the U.S. Offer, which terms are incorporated herein by reference, subject to the U.S. Offer being declared unconditional by RFS Holdings.

2.
The Shareholder irrevocably represents and warrants to RFS Holdings that at the date of this Form of Acceptance and until the settlement date of the U.S. Offer, which is expected to be 5 October 2007 but may be a later date:

(i)
the tender of the Tendered Shares constitutes an acceptance by the Shareholder of the U.S. Offer on and subject to the terms and conditions of the U.S. Offer;

(ii)
the Shareholder has full power and authority to tender, sell, exchange and deliver the Tendered Shares (together with all rights attaching thereto), and has not entered into any other agreement to tender, sell, exchange, deliver or encumber the Tendered Shares to any party other than RFS Holdings;

(iii)
the Shareholder complies with the restrictions outlined in the Registration Statement and those imposed by securities and other applicable laws or regulations of the jurisdiction in which the Shareholder is resident, and no registration, approval or filing with any regulatory authority of such jurisdiction is required in connection with the tendering of the Tendered Shares; and

(iv)
the Tendered Shares are tendered and delivered free and clear of any rights of pledge or usufruct, liens or attachments or similar charges to RFS Holdings.

3.
The Shareholder and RFS Holdings waive the right to rescind the agreement laid down in this deed or to demand rescission thereof based on Section 6:265 of the Dutch Civil Code.

4.
The Shareholder wishes to receive the Cash, plus any amount due to the Shareholder as a result of the sale of its fractional entitlement to New RBS Ordinary Shares, if applicable, but subject to any deduction as a result of the payment by ABN AMRO of certain dividends (as described in page 96 of the Registration Statement), if applicable, and any SDRT charge as explained below, if applicable, to the account represented by the following account number:

Account Number:
With (insert name of your bank or financial intermediary):
Place, country:
IBAN (International Bank Account Number):
BIC (Bank Identification Code):
5.
The Shareholder wishes to hold the New RBS Ordinary Shares that are to be delivered as part of the Consideration for the Tendered Shares as set out below.

    (In order to validly tender your ABN AMRO Registered Ordinary Shares, please note that you must insert an "X" in one of the boxes below and the required information in relation to your choice should be completed)

    ALTERNATIVE I: CERTIFICATED NEW RBS ORDINARY SHARES

    ☐ I would like to hold my New RBS Ordinary Shares in certificated form.

    OR

    ALTERNATIVE II: CREST CUSTODIAN ACCOUNT OR CREST PERSONAL ACCOUNT

    A—CREST Custodian Account

    ☐ I would like to hold my New RBS Ordinary Shares through the CREST custodian account referred to on page 111 of the Registration Statement. I have read and agree to be bound by the terms and conditions set out in Annex C of the Registration Statement and I confirm that I satisfy the eligibility criteria set out in Annex C of the Registration Statement:

    or

    B—CREST Personal Account

    ☐ I would like my New RBS Ordinary Shares delivered to the following CREST account. I acknowledge that should my election for this CREST account give rise to a SDRT Charge, then 1.5% of the value of the New RBS Ordinary Shares to which I am entitled shall be deducted from my Cash:

CREST Participant ID:
CREST Member Account ID:
Full name of CREST Account:
U.K. Receiving Broker Name:
U.K. Receiving Broker Contact:

Receiving Broker Phone Number:

    OR

    ALTERNATIVE III: EUROCLEAR NEDERLAND CREST ACCOUNT

    ☐ I would like my New RBS Ordinary Shares to be delivered to the CREST account of Euroclear Nederland and I acknowledge that by electing to have my New RBS Ordinary Shares delivered to Euroclear Nederland, a SDRT charge of 1.5% of the value of the New RBS Ordinary Shares to which I am entitled will be deducted from my Cash:

Your securities account number:
With (insert name of your bank or financial intermediary):

    If your bank or financial intermediary is not an admitted institution of Euroclear Nederland, please also obtain the following information from your bank or financial intermediary:

The name of the admitted institution of your bank or financial intermediary:
The securities account number of your bank or financial intermediary with the admitted institution:

    If you (i) fail to check the relevant "CREST" boxes, the "Euroclear Nederland" box or the "Certificated Shares" box, (ii) check the "CREST Personal Account" box or Euroclear Nederland box and fail to furnish valid details, (iii) check the CREST Custodian Account box but fail to furnish valid details or are found not to satisfy the relevant eligibility criteria, (iv) check the "Euroclear Nederland" box but, at the date of settlement of the U.S. Offer, the ordinary shares of RBS are not listed on Euronext Amsterdam, then the New RBS Ordinary Shares to which you are entitled will, provided that your ABN AMRO Registered Ordinary Shares have otherwise been validly tendered and not withdrawn, be issued to you in certificated form. The certificates will be sent marked for your attention to the address that you provided above.

    You must complete all the required details in this Form of Acceptance and supply a copy of your valid passport or identity card (and, if applicable, of your husband/wife/registered partner).

    In order to be able to deliver your New RBS Ordinary Shares in time, it is important that all the required details are supplied and are correct. Where applicable, you should contact your bank or financial intermediary to obtain the relevant information and to request such bank or financial intermediary to undertake all necessary steps to receive the New RBS Ordinary shares on your behalf.

    If you elect to have your New RBS Ordinary Shares delivered into Euroclear Nederland for trading on Euronext Amsterdam this will give rise to a U.K. stamp duty reserve tax charge of 1.5% of the value of your New RBS Ordinary Shares (a "SDRT Charge"), which will be deducted from the Cash to which you are entitled. It may be that a SDRT charge will arise if you elect to have your New RBS Ordinary Shares delivered into a CREST Personal Account pursuant to option 5.B above. The delivery of shares into the majority of CREST accounts does not give rise to a SDRT Charge, with a SDRT Charge generally only arising where shares are delivered into the CREST accounts of depositary receipt services and certain non-UK clearance systems (such as Euroclear Nederland) or their respective nominees. However, should you elect for your New RBS Ordinary Shares to be delivered to such an account, then a SDRT Charge will be deducted from the Cash to which you are entitled.

    Where applicable, you are urged to contact your bank or financial intermediary for detailed information about the manner in which you can hold your New RBS Ordinary Shares, in what circumstances a SDRT Charge will apply and, if you choose to hold your New RBS Ordinary Shares through the CREST Custodian Account, whether you satisfy the eligibility criteria.

The Shareholder		RFS Holdings
Place:		Place:

Date:	2007	Date:	2007

Husband/wife/registered partner of the Shareholder
Place:

Date:	2007

Please add a copy of your valid passport or identity card (and if applicable of your husband/wife/registered partner) to this form, and send the completed form dated and duly signed to:
Fortis Bank (Nederland) N.V.
Settlements Department A08.01.01
P.O. Box 243
1000 AE Amsterdam
The Netherlands

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FORM OF ACCEPTANCE and DEED OF TRANSFER OF ABN AMRO REGISTERED ORDINARY SHARES